                                                                 EXHIBIT 10.30.2

                                SECOND AMENDMENT
                                     TO THE
                            SUPPLEMENTAL BENEFIT PLAN
                       FOR DESIGNATED EMPLOYEES OF BOWATER
                      INCORPORATED AND AFFILIATED COMPANIES
                             AS AMENDED AND RESTATED
                           EFFECTIVE NOVEMBER 1, 1995

         WHEREAS, Bowater Incorporated, a Delaware corporation (the "Corporation"), established the Supplemental Benefit Plan For Designated Employees of Bowater Incorporated and Affiliated Companies (the "Plan"), and amended and restated the Plan in its entirety, effective November 1, 1995; and

         WHEREAS, the Corporation desires to amend the Plan to change the definition of "Change in Control," thereunder;

         NOW, THEREFORE, the Plan is hereby amended, effective April 15, 1998, as follows:

1.       Section 1.01 of the Plan is amended to read as follows:

         "1.01 'Acquiring Person' shall mean the Beneficial Owner, directly or indirectly, of Common Stock representing 20% or more of the combined voting power of the Corporation's then outstanding securities, not including (except as provided in clause (i) of the next sentence) securities of such Beneficial Owner acquired pursuant to an agreement allowing the acquisition of up to and including 50% of such voting power approved by two-thirds of the members of the Board who are Board members before the Person becomes Beneficial Owner, directly or indirectly, of Common Stock representing 5% or more of the combined voting power of the Corporation's then outstanding securities. Notwithstanding the foregoing, (i) securities acquired pursuant to an agreement described in the preceding sentence will be included in determining whether a Beneficial Owner is an Acquiring Person if, subsequent to the approved acquisition, the Beneficial Owner acquires 5% or more of such voting power other than pursuant to such an agreement so approved; and (ii) a Person shall not be an Acquiring Person if such Person is eligible to and files a Schedule 13G with respect to such Person's status as a Beneficial Owner of all Common Stock of the Corporation of which the Person is a Beneficial Owner."

2. A new Section 1.02 is added to the Plan to read as follows, and succeeding subsections are redesignated accordingly:

         "1.02 'Affiliate' and 'Associate' shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities and Exchange Act of 1934."

3. A new Section 1.05 is added to the Plan to read as follows, and succeeding subsections are redesignated accordingly:

         "1.05 'Beneficial Owner' of Common Stock means (i) a Person who beneficially owns such Common Stock, directly or indirectly, or (ii) a Person who has the right to acquire such Common Stock (whether such right is exercisable immediately or only with the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise."

4. Section 1.08 (as redesignated) of the Plan is amended to read as follows:

         "1.08 A 'Change in Control' shall be deemed to have occurred upon:

                  (a)      the date that any Person is or becomes an Acquiring
                           Person;

                  (b) the date that the Corporation's shareholders approve a merger, consolidation or reorganization of the Corporation with another corporation or other Person, unless, immediately following such merger, consolidation or reorganization, (I) at least 50% of the combined voting power of the outstanding securities of the resulting entity would be held in the aggregate by the shareholders of the Corporation as of such record date for such approval (provided that securities held by any individual or entity that is an Acquiring Person, or who would be an Acquiring Person if 5% were substituted for 20% in the definition of such term, shall not be counted as securities held by the shareholders of the Corporation, but shall be counted as outstanding securities for purposes of this determination), or
                           (II) at least 50% of the board of directors or similar body of the resulting entity are Continuing Directors;

                  (c) the date the Corporation sells or otherwise transfers all or substantially all of its assets to another corporation or other Person, unless, immediately after such sale or transfer, (I) at least 50% of the combined voting power of the then-outstanding securities of the resulting entity immediately following such transaction is held in the aggregate by the Corporation's shareholders as determined immediately prior to such transaction (provided that securities held by any individual or entity that is an Acquiring Person, or who would be an Acquiring Person if 5% were substituted for 20% in the definition of such term, shall not be counted as securities held by the shareholders of the Corporation, but shall be counted as outstanding securities for purposes of this determination), or (II) at least 50% of the board of directors or similar body of the resulting entity are Continuing Directors; or

                  (d) the date on which less than two-thirds (2/3) of the total membership of the Board consists of Continuing Directors."

5. Section 1.13 (as redesignated) of the Plan is amended to read as follows:

         "1.13    'Continuing Director' shall mean any member of the Board who
                  (A) was a member of the Board prior to the date of the event that would constitute a Change in Control, and any successor of a Continuing Director while such successor is a member of the Board, (B) is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person, and (C) is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors."

6. Section 1.27 (as redesignated) of the Plan is amended to read as follows:

         "1.27 'Person' means any individual, firm, corporation, partnership, trust or other entity."

         IN WITNESS WHEREOF, the Corporation has caused this Second Amendment to be executed by its duly authorized officer this 16th day of February, 1999.


                                  BOWATER INCORPORATED

                                  By:     /s/ Anthony H. Barash
                                          ---------------------
                                          Anthony H. Barash


                                  Title: Sr. Vice President, Corporate Affairs and General Counsel
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